EXHIBIT 5.1
FORM OF OPINION OF
WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
[WILSON SONSINI GOODRICH & ROSATI,
PROFESSIONAL CORPORATION LETTERHEAD]
November 29, 2007
Nuance Communications, Inc.
1 Wayside Road
Burlington, MA 01803
RE: Nuance Communications, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Nuance Communications, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company’s debt securities (the “Debt Securities”), shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s Preferred Stock, $0.001 par value per share (the “Preferred Stock”), depositary shares representing a fraction of a share of Preferred Stock (the “Depositary Shares”), warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) and subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Subscription Rights”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).
     The Debt Securities are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) and a subordinated debt securities indenture (the “Subordinated Indenture” and taken with the Senior Indenture, the “Indentures”), as applicable, both of which have been filed as exhibits to the Registration Statement and are to be entered into, in each case, between the Company and a trustee to be named in a Prospectus Supplement (the “Trustee”). The Indentures may be supplemented, in connection with the issuance of any Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such Debt Securities. The Debt Securities may be sold pursuant to an Underwriting Agreement (the “Debt Securities Underwriting Agreement”), the shares of Common Stock may be sold pursuant to an Underwriting Agreement (the “Common Stock Underwriting Agreement”), the shares of Preferred Stock may be sold pursuant to an Underwriting Agreement (the “Preferred Stock Underwriting Agreement”), the Depositary Shares may be sold pursuant to an Underwriting Agreement (the “Depositary Shares Underwriting Agreement”), and the Subscription Rights may be sold pursuant to an Underwriting Agreement (the “Subscription Rights Underwriting Agreement”), in substantially the respective forms to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), by and among the Company and a financial institution identified therein as the depositary (the “Depositary”).

Nuance Communications, Inc.
November 29, 2007

     We have examined the Registration Statement, the Indentures and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will be filed with the Commission describing the securities offered thereby; (f) that all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) that with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
     Members of our firm are admitted to the bar in the State of New York and the State of California, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the State of California to the extent California law is expressly referenced, the State of New York (but only with respect to paragraphs 1, 4 and 6 below and only insofar as the opinions set forth therein relate to validity, binding effect and enforceability of the agreements referred to therein), and the General Corporation Law of the State of Delaware (the “DGCL”), and we have made no inquiry into, and we express no opinions as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to the DGCL are based solely on our review of standard compilations of such law.
     We express no opinion as to: (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.
     Based on such examination, we are of the opinion that:
     1. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (i) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action

Nuance Communications, Inc.
November 29, 2007

to duly authorize the issuance of the Debt Securities, (ii) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission, (iii) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (iv) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (v) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (vi) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities will be validly issued and will be legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture.
     2. With respect to shares of Common Stock, when (i) the Board has taken all appropriate corporate action to duly authorize the issuance of the shares of Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or the exercise of any Warrants or Subscription Rights to purchase Common Stock, and (ii) the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement, the applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board or upon exercise of Warrants or Subscription Rights to purchase Common Stock, and (in the case of Common Stock acquired on the exercise of Warrants or Subscription Rights to purchase Common Stock) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.
     3. With respect to any particular series of Preferred Stock, when (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Board authorizing the issuance and sale of such series of Preferred Stock and the Board has taken all necessary corporate action to duly authorize the issuance of the Preferred Stock, (ii) a Certificate of Designation conforming to the DGCL regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with the Preferred Stock Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants or Subscription Rights to purchase Preferred Stock, and (in the case of Preferred Stock acquired on the exercise of Warrants or Subscription Rights to purchase Preferred Stock) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Board, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

Nuance Communications, Inc.
November 29, 2007

     4. With respect to Depositary Shares, when (i) the terms of any particular series of Depositary Shares have been established in accordance with the resolutions of the Board authorizing the issuance and sale of such series of Depositary Shares and the Board has taken all necessary corporate action to duly authorize the issuance of the Depository Shares, (ii) the Company and the Depositary execute and deliver a Deposit Agreement and the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of a Deposit Agreement and have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in accordance with the terms and provisions of the Deposit Agreement, the Registration Statement, any amendments thereto, the Prospectus and the Prospectus Supplement relating thereto, (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and sold pursuant to the Depository Shares Underwriting Agreement the applicable definitive purchase or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will entitle the holders thereof to the benefits of the Deposit Agreement.
     5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to duly authorize the issuance of the Warrants and (ii) the Warrants have been duly executed and delivered against payment therefor pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, or upon exercise of Subscription Rights to purchase Warrants, and (in the case of Warrants acquired on the exercise of Subscription Rights to purchase Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and nonassessable.
     6. With respect to Subscription Rights, when (i) the Subscription Rights have been duly authorized and validly executed and delivered by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of such Subscription Rights and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (iii) when the Subscription Rights have been duly executed and delivered in accordance with the Subscription Rights Underwriting Agreement or the applicable definitive purchase or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefore provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subscription Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Nuance Communications, Inc.
November 29, 2007

Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati